UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2022
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WASHINGTON FEDERAL INC
(Exact name of registrant as specified in its charter)
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Washington	001-34654		91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

425 Pike Street	Seattle	Washington	98101
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WAFD	NASDAQ Stock Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock	WAFDP	NASDAQ Stock Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2022 Washington Federal Bank, the Company’s wholly owned operating banking subsidiary (the “Bank”), approved and adopted the WaFd Bank Deferred Compensation Plan (the “DCP”), effective January 1, 2023. The DCP is a non-qualified deferred compensation plan that is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the “top hat pension plan” requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Participation in the Plan is voluntary and currently open only to a select group of management or highly compensated employees, including the Company’s named executive officers, regional presidents, and division managers (the “Participants”).

Under the DCP, unless otherwise specified by the Bank in the election form, Participants may elect to defer a minimum of 5% and a maximum of 75% of their base compensation, and a minimum of 5% up to a maximum of 90% of bonus, commissions or other compensation earned by the Participant during a plan year. The Bank may also, in its sole discretion, provide each Participant with discretionary contributions. Bank contributions may take the form of “make-up” matching contributions, at the same matching contribution rate provided under the Washington Federal Bank 401(k) plan with respect to deferrals under the DCP that reduce 401(k) plan compensation below the limitation set forth in Code Section 401(a)(17), “supplemental” matching contributions, at the same contribution rate provided under the 401(k) plan with respect to compensation deferred above the compensation limit set forth in Code Section 401(a)(17) or “supplemental non-elective contributions” at the same matching contribution rate provided under the 401(k) plan with respect to compensation above the compensation limit set forth in Code Section 401(a)(17). Make-up and supplemental matching and non-elective contributions based on the 401(k) plan contributions vest at the same rate provided under the 401(k) plan. All Bank contributions become 100% vested, if while employed a Participant dies, becomes disabled (as defined in Treas. Reg. Sec. 1.409A-1(e)(1)), or the Bank experiences a Change in Control while the Participant is employed. Amounts in a Participant’s DCP account that are attributable to Participant compensation deferrals are always fully vested. The unvested portion of a Participant’s account is generally forfeited upon separation from service unless otherwise provided in the Participant’s employment agreements.

Each Participant’s account balance under the DCP is credited periodically with a rate of return (positive or negative) based on the performance of an investment option selected by the Participant.

Participants may elect in accordance with the requirements established under the DCP to receive distributions under the DCP in the calendar year following the Participant’s separation from service, death, or on a specified date, either in a lump sum or, for Participants eligible for retirement, in annual installments for up to 10 years. Participants will also be permitted to submit a written request to receive payment of all or any portion of his or her vested accounts upon the occurrence of an unforeseeable emergency, as defined in the DCP.

Obligations of the Bank under the DCP represent at all times an unfunded and unsecured promise to pay amounts in the future in accordance with the terms of the DCP. Each participant in the DCP is an unsecured general creditor of the Bank with respect to deferred compensation obligations. The Bank may also, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the DCP, and payments under the DCP may be paid from the general assets of the Bank or from the assets of any such rabbi trust. Any amounts set aside to defray the liabilities assumed by the Bank under the DCP will remain subject to the claims of the Bank’s creditors. The DCP is generally administered by the Bank, or a committee appointed by the Bank to administer the DCP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 8, 2022	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Executive Vice President and Chief Financial Officer

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